UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

___________
Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32968 (Commission File Number)	54-2053718 (IRS Employer Identification No.)

641 Lynnhaven Parkway Virginia Beach, Virginia (Address of principal executive offices)	23452 (Zip Code)

Registrant’s telephone number, including area code:  (757) 217-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Dix Employment Agreement

On December 10, 2015, Hampton Roads Bankshares, Inc. (the “Company”) amended the employment agreement, dated August 19, 2014, between the Company and Thomas B. Dix III (the “Dix Employment Agreement”). The amendment to the Dix Employment Agreement (the “Dix Amendment”) revises the lump sum cash payment to which Mr. Dix will be entitled following a termination other than for “cause” or a resignation by Mr. Dix for “good reason” (as those terms are defined in the Dix Employment Agreement) to the sum of (i) two times his current rate of annual base salary and (ii) the average of his last two years’ annual bonuses earned.  The Dix Amendment removes the provisions of the Dix Employment Agreement that provided for alternative payment amounts and procedures in connection with a termination other than for cause or a resignation good reason following a “change in control.”

The foregoing summary description of certain terms of the Dix Employment Agreement and the Dix Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Dix Employment Agreement and the Dix Amendment, copies of which are attached as Exhibit 10.2 to the Company’s current report on Form 8-K filed on August 22, 2014 (as amended by the first amendment to the Dix Employment Agreement, attached as Exhibit 10.1 to the Company’s current report on Form 8-K filed on September 29, 2015), and as Exhibit 10.1 to this report, respectively, and which are incorporated by reference into this Item 5.02.

Amendment to Richards Employment Agreement

Also on December 10, 2015, the Company amended the employment agreement, dated May 22, 2013, between the Company and Donna W. Richards (the “Richards Employment Agreement”). The amendment to the Richards Employment Agreement (the “Richards Amendment”) revises the obligations of the Company and Ms. Richards regarding continuing COBRA coverage following a termination other than for “cause” or a resignation by Ms. Richards for “good reason” (as those terms are defined in the Richards Employment Agreement) and changes the definition of “good reason” to provide that a relocation of Ms. Richards’ primary place of employment of more than 50 miles will constitute “good reason,” whether or not the Company’s headquarters also are relocated.  The Richards Amendment also removes the provisions of the Richards Employment Agreement that provided for alternative payment amounts and procedures in connection with a termination other than for cause or a resignation good reason following a “change in control.”

The foregoing summary description of certain terms of the Richards Employment Agreement and the Richards Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Richards Employment Agreement and the Richards Amendment, copies of which are attached as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2013, filed on August 14, 2013 (as amended by the first and second amendments to the Employment Agreement, attached as Exhibit 10.3 to the Company’s current report on Form 8-K filed on August 22, 2014 and Exhibit 10.1 to the amendment to the Company’s current report on Form 8-K filed on September 29, 2015, respectively), and as Exhibit 10.2 to this report, respectively, and which are incorporated by reference into this Item 5.02.

Amendment to Award Agreements

On December 10, 2015, the Compensation Committee amended the outstanding restricted stock unit award agreements with certain of its executive officers, including Mr. Dix and Ms. Richards, to provide that such awards shall become fully vested and, in the case of options, exercisable with respect to 100% of the shares subject to such option, upon a termination other than for “cause” or a resignation by the employee for “good reason” as those terms are defined in the respective employment agreements for such employee.  The form of amendment is attached as Exhibit 10.3 to this report and is incorporated by reference into this Item 5.02.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Employment Agreement of Thomas B. Dix III.
10.2	Amendment No. 3 to Employment Agreement of Donna W. Richards
10.3	Form of Amendment to Restricted Stock Unit Awards

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: December 16, 2015	By:	/s/ Paul A. Driscoll
Paul A. Driscoll
Senior Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Employment Agreement of Thomas B. Dix III.
10.2	Amendment No. 3 to Employment Agreement of Donna W. Richards
10.3	Form of Amendment to Restricted Stock Unit Awards